SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549



                                  FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported) September 2, 1997



                           VANDERBILT SQUARE CORP.
            (Exact name of Registrant as specified in its charter)




                                  Florida
              (State or Other Jurisdiction of Incorporation)



   2-96366-A                                            59-24834
  (Commission
   File Number)                              (IRS Employer Identification No.)




          3040 East Commercial Blvd., Ft. Lauderdale, Florida 33308
                  (Address of Principal Executive Offices)



                               (954) 776-0902
                      (Registrant's Telephone Number)




        (Former Name or Former Address, if changed since last report)

Item 5.  Other Events

     On August 27, 1997, Norman Becker, the Registrant's President and a director, and Diane Aquino, the Registrant's Secretary/ Treasurer and a director resigned as officers and directors of the Registrant, and Larry Schwartz ("Schwartz"), and Edward Meyer ("Meyer") were appointed as all of the members of the Registrant's Board of Directors. Additionally, Schwartz was appointed President, and Meyer was appointed Secretary/Treasurer of the Registrant.

     In addition, Schwartz has entered into option agreements with the former officers and directors of the Registrant, pursuant to which Schwartz has been granted the right until January 15, 1998, to purchase an aggregate of 3,500,000 shares of the Registrant's Common Stock from such former officers and directors of the Registrant at $.10 per share.

     In four unrelated transactions, four current stockholders of the Registrant sold an aggregate of 2,000,000 shares of the Registrant's Common Stock at $.15 per share to three unrelated purchasers. The purchasers of these shares are not affiliated with Schwartz or Meyer, or affiliated with one another.

                                   SIGNATURES


     Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               VANDERBILT SQUARE CORP.


September 2, 1997                              By: /s/ Larry Schwartz
                                                   Larry Schwartz, President